SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): August 24, 2005

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                                TRACKPOWER, INC.
             (Exact name of registrant as specified in its charter)

         Wyoming                   000-28506                     13-3411167
   (State or other            (Commission file number)        (I.R.S. employer
jurisdiction of incorporation                                identification no.)
    or organization)

  67 Wall Street, Suite 2211
      New York, New York                                           10005
    (Address of principal                                       (Zip code)
      executive offices)

       Registrant's telephone number, including area code: (212) 804-5704

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
--------------------------------------------------------------------------------

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01. Entry into a Material Definitive Agreement.

On August 24, 2005, Tioga Downs Racetrack, LLC ("TD") and Vernon Downs Acquisition, LLC ("VDA"), each of which is 50% owned by Trackpower, Inc. (the "Registrant" or the "Company"), entered into an agreement (the "Agreement") with Nevada Gold & Casinos Inc. ("Nevada Gold"), pursuant to which the parties agreed to form a new limited liability company (the "LLC") to (i) own and pursue racing and gaming interests at Tioga Downs in Nichols, New York and (ii) pursue the acquisition out of bankruptcy of Vernon Downs in Vernon, New York and to pursue gaming and racing interests at such facility.

TD and VDA are New York limited liability entities in which the Registrant and Southern Tier Acquisitions, LLC are 50% members. Southern Tier Acquisitions, LLC is controlled by Jeffery Gural.

The LLC will be owned 50% by a wholly owned subsidiary of Nevada Gold and 50% by TD. Each of the Nevada Gold and TD will have the right to appoint two members to the board of managers of the LLC, which shall have a total of four managers.

Construction of a $35.0 million redevelopment of Tioga Downs Racetrack recently began. Tioga Downs Racetrack will operate as a harness racetrack and is expected to offer approximately 750 video lottery terminal machines ("VLTs") to its gaming and racing customers. A newly-constructed 90,000-square-foot grandstand will house a 19,000-sq.-ft. casino floor. Vernon Downs includes a harness track, 175-all suite hotel and 34,000-sq.-ft. gaming facility that is expected to offer 1,000 VLT machines to its customers. Racing and gaming operations at the facilities are subject to the receipt of certain regulatory approvals, including without limitation, the receipt of VLT licenses from the New York State Lottery.

Pursuant to the Agreement, TD, or a designee of TD, will oversee the management of the racing operations at both racetracks and will work with Nevada Gold to ensure the proper coordination of the facilities racing and gaming operations. Additionally, Nevada Gold will enter into a management agreement that will provide for the management of the VLT facilities at Tioga Downs and, if acquired by the venture, Vernon Downs. Nevada Gold will receive a management fee consisting of a base fee and an incentive fee. The base fee will be based upon a percentage of revenues (not to exceed $1 million total) plus 5% of the first $15 million of earnings before interest, dividends, income taxes, depreciation and amortization, management fees, distributions to members and write-off or start-up and pre-opening expenses (EBITDAM). Incentive fees will start at 15% of EBITDAM over $15 million and escalate incrementally. If EBITDAM is greater than $16 million, the incentive fee would be 20% of EBITDAM over $15 million, 25% of EBITDAM over $15 million if EBITDAM is greater than $17 million, and the maximum incentive fee will be 30% of EBITDAM in excess of $15 million if EBITDAM is greater than $18 million. If Vernon Downs is not acquired, the base fee calculation will remain the same, but will not exceed $500,000 total, and incentive fees will start at 15% of EBITDAM over $7 million, 20% of EBITDAM over $7 million if EBITDAM is in excess of $7.5 million, and 25% of EBITDAM over $7 million if EBITDAM is in excess of $8 million, and the maximum incentive fee will be 30% of EBITDAM in excess of $7 million if EBITDAM is greater than $8.5 million.


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In connection with the formation of the LLC, TD will contribute a total of $5.0 million ($9 million if Vernon Downs is acquired), with TD's contribution consisting of approximately $5.0 million of previous investments in the Tioga Down Racetrack, with the balance in cash if Vernon Downs is acquired. In the event of the acquisition of Vernon Downs it is anticipated that TD will be obligated to contribute a further $2.4 million of cash contributions to LLC, $1.2 million of which will be by the Registrant. The Registrant will attempt to raise the incremental financing required through debt firstly and if unsuccessful through equity private placements. In the event that Vernon Downs is not acquired, it is anticipated that TD will have no further capital contributions. Nevada Gold will also make an initial capital contribution to the LLC of $5.0 million ($9 million if Vernon Downs is acquired). If additional capital contributions are approved by the Board of Managers of LLC, such additional capital contributions will be made by the members on a pro-rata basis, of which 25% will be the obligation of the Registrant. If the Registrant fails to make such payment and other members make payments on the Registrant's behalf, the Registrant will shall incur a dilution penalty. Such penalty shall result in the contributing member receiving credit for their contribution plus the Registrant's contribution plus a further 50% of the Registrant's contribution.

In addition to the contributions described above, if the LLC successfully develops both the Tioga Downs and Vernon Downs racetracks, Nevada Gold has agreed to provide a $5.0 million guarantee of an anticipated $65 million in senior debt financing and, if required, cash or a letter of credit to collateralize the guarantee. In the event that the LLC does not complete the acquisition of Vernon Downs, the senior note financing is expected to be reduced to approximately $25.0 million and Nevada Gold's guarantee to be reduced to approximately $2.5 million.

TD's ability to contribute the Tioga Downs property to LLC is contingent upon stockholder approval of the Registrant's acquisition of such property from Asolare II, LLC, an entity partially owned by John G. Simmonds and Kenneth J. Adelberg who are also two of the Registrant's directors, and on payment by Registrant of the purchase price, which has not been finalized at this time, in respect of the acquisition. The Registrant is preparing the necessary shareholder's meeting documentation and expects to schedule a meeting during calendar 2005.

Forward-Looking Statements

      Certain information included in this Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Statements that include the words "may," "could," "should," "would," "believe," "expect," "anticipate," "estimate," "intend," "plan," or other words or expressions of similar meaning, may identify forward-looking statements. We have based these forward-looking statements on our current expectations about future events. Although we believe that the assumptions underlying these forward-looking statements are reasonable, any or all of the forward-looking statements in this report may prove to be incorrect. This may occur as a result of inaccurate assumptions or as a consequence of known or unknown risks and uncertainties, including, without limitation, those referred to from time to time in our reports under the Securities Exchange Act of 1934, as amended. Consequently, actual events and results may differ materially from those that might be anticipated from forward-looking statements. In light of these and other uncertainties, you should not regard the inclusion of a forward-looking statement in this report or other public communications that we might make as a representation by us that our plans and objectives will be achieved, and you should not place undue reliance on such forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any further disclosures made on related subjects in the Company's subsequent reports filed with the Securities and Exchange Commission should be consulted.


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Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an
           Official Balance Sheet Arrangement of a Registrant.

      See Item 1.01.

Item 8.01. Other Events.

      On August 25, 2005, Trackpower, Inc. issued a press release entitled "Trackpower Enters Into Partnership Agreement with Nevada Gold". A copy of the press release is set forth as Exhibit 99.1 hereto, and is incorporated in this
Item 8.01 by reference.

Item 9.01. Exhibits.

      (c)

Exhibit No. Description

10.1 Agreement, dated August 24, 2005 by and between Nevada Gold & Casinos, Inc., Tioga Downs Racetrack, LLC, Vernon Downs Acquisition, LLC, Southern Tier Acquisitions, LLC and the Registrant. *

99.1 Press release, dated August 25, 2005, entitled "Trackpower Enters Into Partnership Agreement with Nevada Gold."

* To be filed as an Exhibit to the Registrant's Form 10-QSB for the period ended August 31, 2005.


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                                   SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, Trackpower, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:    August 30, 2005                TRACKPOWER, INC.


                                        By: /s/ Gary N. Hokkanen
                                           ------------------------------------
                                        Name:   Gary N. Hokkanen
                                        Title:  Chief Financial Officer


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